Exhibit 99.1

NEWS RELEASE

MURPHY OIL CORPORATION ANNOUNCES EARLY RESULTS AND INCREASE OF 2027 MAXIMUM SUBCAP OF CASH TENDER OFFERS FOR OUTSTANDING DEBT SECURITIES

HOUSTON, Texas, November 20, 2023 – Murphy Oil Corporation (NYSE: MUR) (“Murphy” or the “Company”) announced today the early tender results of its previously announced series of tender offers (the “Tender Offers”) to purchase for cash up to $250,000,000 aggregate principal amount (the “Maximum Aggregate Cap”) of certain of its outstanding series of senior notes listed in the table below (collectively, the “Notes”). The Tender Offers are being made pursuant to the terms and conditions set forth in the Offer to Purchase, dated November 3, 2023 (as amended by this press release, the “Offer to Purchase”). The Company refers investors to the Offer to Purchase for the complete terms and conditions of the Tender Offers.

The Company also announced that it has amended the Tender Offers to increase the maximum subcap (the “2027 Maximum SubCap”) applicable to the 5.875% Senior Notes due 2027 (the “2027 Notes”) being purchased at Acceptance Priority Level 1 from $50,000,000 to $100,000,000, as reflected in the table below. All other terms of the previously announced Tender Offers remain unchanged.

As of 5:00 p.m., New York City time, on November 17, 2023 (such date and time, the “Early Tender Date”), according to information provided to Global Bondholder Services Corporation, the tender and information agent for the Tender Offers, the aggregate principal amount of each series of Notes listed in the table below has been validly tendered and not validly withdrawn in each Tender Offer. Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on the Early Tender Date.

Title of Security	CUSIP Number	Principal Amount Outstanding	Maximum SubCap(1)	Acceptance Priority Level(2)	Principal Amount Tendered at Early Tender Date	Percentage of Outstanding Notes Tendered	Total Consideration (3) (4)	Aggregate Principal Amount Accepted for Purchase	Aggregate Purchase Price(3) (4)
5.875% Senior Notes due 2027	626717 AM4 / US626717AM42	$543,249,000	$100,000,000	1	$280,546,000	51.64%	$995	$100,000,000	$99,500,000
7.050% Senior Notes due 2029	626717 AA0 / US626717AA04	$250,000,000	N/A	2	$70,292,000	28.12%	$1,000	$70,292,000	$70,292,000
6.375% Senior Notes due 2028	626717 AN2 / US626717AN25	$451,934,000	N/A	3	$192,622,000	42.62%	$1,000	$79,708,000	$79,708,000
5.875% Senior Notes due 2027	626717 AM4 / US626717AM42	$543,249,000	N/A	4	N/A	N/A	$995	$—	$—
(1)	The 2027 Maximum SubCap represents the maximum aggregate principal amount in respect of the 2027 Notes being purchased at Acceptance Priority Level “1”. Acceptance for tenders of 2027 Notes will be subject to proration at Acceptance Priority Level “1” because the aggregate principal amount of 2027 Notes validly tendered resulted in the aggregate principal amount of 2027 Notes exceeding the 2027 Maximum SubCap.
(2)	Subject to the Maximum Aggregate Cap and proration, the principal amount of Notes being purchased in each Tender Offer has been determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column; provided that the Company will not accept 2027 Notes at Acceptance Priority Level “1” in an aggregate principal amount that exceeds the 2027 Maximum SubCap.
(3)	Does not include accrued and unpaid interest on the Notes, which will also be payable as provided herein.
(4)	Includes the Early Tender Premium (as defined below).

All conditions were satisfied or waived by the Company at the Early Tender Date. The Company has elected to exercise its right to make payment for Notes that were validly tendered at or prior to the Early Tender Date and that are accepted for purchase on November 22, 2023 (the “Early Settlement Date”). The Company intends to fund the purchase of validly tendered and accepted Notes on the Early Settlement Date with available cash on hand.

The Tender Offers are scheduled to expire at 5:00 p.m., New York City time, on December 5, 2023. However, because the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date exceeded the Maximum Aggregate Cap, the Company does not expect to accept for purchase any Notes validly tendered after the Early Tender Date. As described in the Offer to Purchase, Notes validly tendered and not validly withdrawn on or prior to the Early Tender Date will be accepted based on the acceptance priority levels, and with respect to the 2027 Notes, the 2027 Maximum SubCap, noted in the table above.

As the aggregate principal amount of 2027 Notes validly tendered and not validly withdrawn exceeds the 2027 Maximum SubCap at Acceptance Priority Level “1” and the aggregate principal amount of 7.050% Senior Notes due 2029 (the “2029 Notes”) and 6.375% Senior Notes due 2028 (the “2028 Notes”) validly tendered and not validly withdrawn, when combined with a principal amount of 2027 Notes equal to the 2027 Maximum SubCap, exceeded the Maximum Aggregate Cap, the 2027 Notes at Acceptance Priority Level “1” will be accepted on a pro rata basis and will be subject to a proration factor of approximately 35.8%. All 2029 Notes validly tendered and not validly withdrawn will be accepted for purchase, and the 2028 Notes will be accepted for purchase on a pro rata basis and will be subject to a proration factor of approximately 41.5%.

Notes tendered and not purchased on the Early Settlement Date will be returned to holders promptly after the Early Settlement Date. The consideration to be paid for the Notes validly tendered and not validly withdrawn per $1,000 principal amount of such Notes validly tendered and accepted for purchase pursuant to the applicable Tender Offer is the amount set forth in the table above under the heading “Total Consideration.” The amounts set forth in the table above under “Total Consideration” include an early tender premium of $50 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”). Each holder who validly tendered and did not validly withdraw its Notes at or prior to the Early Tender Date and whose Notes are accepted for purchase will be entitled to receive the applicable “Total Consideration” set forth in the table above under the heading “Total Consideration,” which includes the Early Tender Premium. All holders of Notes accepted for purchase will also receive accrued interest from, and including, the most recent applicable interest payment date preceding the Early Settlement Date to, but not including, the Early Settlement Date, if and when such Notes are accepted for payment.

INFORMATION RELATING TO THE TENDER OFFERS

The complete terms and conditions of the Tender Offers are set forth in the Offer to Purchase. Investors with questions regarding the terms and conditions of the Tender Offers may contact J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4087 (collect).

Global Bondholder Services Corporation is the tender and information agent for the Tender Offers. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to Global Bondholder Services Corporation by any of the following means: by telephone at (855) 654-2014 (toll-free) or (212) 430-3774 (collect); by email at contact@gbsc-usa.com; or by internet at the following web address: https://www.gbsc-usa.com/MUR/.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer manager, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

ABOUT MURPHY OIL CORPORATION

As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company's ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general; and our ability to consummate the Tender Offers on the anticipated terms, if at all. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

Investor Contacts:

InvestorRelations@murphyoilcorp.com

Kelly Whitley, 281-675-9107

Megan Larson, 281-675-9470